As filed with the Securities and Exchange Commission on February 5, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BEAM THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	2836	81-5238376
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

26 Landsdowne Street

Cambridge, MA 02139

857-327-8775

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John Evans

Chief Executive Officer

26 Landsdowne Street

Cambridge, MA 02139

857-327-8775

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Marc Rubenstein, Esq. Thomas J. Danielski, Esq. Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199 (617) 951-7000	Deanna Kirkpatrick, Esq. Yasin Keshvargar, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000

Approximate date of commencement of proposed sale to public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  333- 233985

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed maximum aggregate offering price	Amount of registration fee(2)
Common Stock, $0.01 par value	1,538,971	$17.00	$26,162,507	$3,395.89

(1)

Represents only the additional number of shares being registered and includes 200,735 shares of common stock issuable upon exercise of the underwriters’ option to purchase additional shares of common stock. Does not include the securities that the registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-233985).

(2)

The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously registered securities at an aggregate offering price not to exceed $180,837,500 on a Registration Statement on Form S-1 (File No. 333-233985), which was declared effective by the Securities and Exchange Commission on February 5, 2020. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $26,162,507 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

Explanatory Note and Incorporation By Reference

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). The contents of the Registration Statement on Form S-1 (File No. 333-233985) filed by Beam Therapeutics Inc. with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on February 5, 2020, are incorporated by reference into this Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

Exhibit Number	Description of Exhibit

5.1	Opinion of Ropes & Gray LLP

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.1)

24.1*	Power of Attorney

*

Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-233985), originally filed with the Securities and Exchange Commission on September 27, 2019 and incorporated by reference herein.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, State of Massachusetts, on February 5, 2020.

BEAM THERAPEUTICS INC.

By:	/s/ John Evans
John Evans
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Evans John Evans	Chief Executive Officer (Principal Executive Officer)	February 5, 2020

/s/ Terry-Ann Burrell Terry-Ann Burrell	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 5, 2020

* Kristina Burow	Director	February 5, 2020

* Graham Cooper	Director	February 5, 2020

* Mark Fishman, M.D.	Director	February 5, 2020

* Stephen Knight, M.D.	Director	February 5, 2020

* Carole Ho, M.D.	Director	February 5, 2020

* Robert Nelsen	Director	February 5, 2020

*By:	/s/ John Evans
John Evans
Attorney-in-Fact